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                                                                EXHIBIT 10.43

                  FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT

     This FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT (the "Amendment"), dated as of May 7, 1997, by and between G&L Realty Partnership L.P., a Delaware limited partnership ("Borrower") and Tokai Bank of California, a California banking corporation ("Lender"), amends that certain Revolving Loan Agreement (the "Revolving Loan Agreement"), dated as of August 11, 1995, by and between Borrower and Lender. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Revolving Loan Agreement.

     WHEREAS, Borrower and Lender have entered into the Revolving Loan
Agreement;

     WHEREAS, Section 7.8 of the Revolving Loan Agreement provides that the Revolving Loan Agreement may be amended if such amendment is in writing and is signed by Borrower and Lender; and

     WHEREAS, Borrower and Lender desire to amend the Revolving Loan Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. SECTION 4.13 of the Revolving Loan Agreement is restated to read in its entirety as follows:

     "4.13  LIMITATION ON BORROWINGS.  Borrower shall not create, incur, assume
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or suffer to exist any indebtedness, other than ordinary trade payables or other indebtedness incurred in the ordinary course of business, except:

          (a) indebtedness of the Borrower under the Revolving Loan Agreement, as amended, and the other Loan Documents;

          (b) indebtedness of the Borrower incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a lease or otherwise) in an aggregate principal not exceeding $1.0 million at any time outstanding;

          (c) indebtedness outstanding on the date of the First Amendment to Revolving Loan Agreement and listed on Schedule 4.13 hereto;

          (d) any refinancings, renewals or extensions of indebtedness described in subsection (b) or (c) above, provided that the amount of such indebtedness outstanding at the time of such refinancing, refunding, renewal or extension is not increased; and

          (e) unsecured indebtedness from any financial or institutional source in the business of providing financing that is subordinated to the Loan."


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     2.  SECTION 4.14 of the Revolving Loan Agreement is restated to read in its entirety as follows:

     "4.14  LIMITATION ON ADVANCES AND INVESTMENTS.  Borrower shall not make or
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permit to exist any advances or loans to, or any investments in, any Person
(collectively, "Investments"), except for Investments listed on Schedule 4.14 hereto, other Investments in an aggregate amount not in excess of $1.0 million made in the ordinary course of the Borrower's business and other Investments made with the express written consent of the Lender; provided that in each such case Borrower's shall not have any liability or contingent liability with respect to liabilities of the Persons in which such Investments are made beyond the amount of the Borrower's Investments in such Persons. Borrower shall not assume or incur any contingent obligation or liability, as guarantor or otherwise, with respect to the obligations of any Person, whether by contributions to capital, purchase of stock, securities or other evidences of indebtedness or otherwise except for endorsements of instruments for deposit or collection in the ordinary course of business, reimbursement obligations in respect of letters of credit obtained in the ordinary course of business and other contingent obligations incurred in the ordinary course of business and not violating the first sentence of this Section 4.14.

     3. SECTION 4.15 of the Revolving Loan Agreement is restated to read in its entirety as follows:

     "4.15  LIMITATIONS ON DISPOSITIONS OF ASSETS AND DISTRIBUTIONS.  Except for
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Assets or properties sold, leased or otherwise disposed of in the ordinary course of business, Borrower shall not convey, sell, lease or otherwise dispose of properties or Assets without the prior written consent of Lender. Borrower shall not declare any distributions, including without limitation any distributions of capital gain (but excluding stock dividends), except for (i) distributions required to maintain the status of the general partner of the Borrower as a "real estate investment trust" within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (and any successor statute) (the "Code") and (ii) other distributions made with the express written consent of Lender. Borrower shall not purchase, redeem, retire or otherwise acquire, whether in a single transaction or in more than one transaction during a single calendar year, any of its equity securities for an aggregate value in excess of $250,000, without the express written consent of Lender; provided, however, the waiver and consent given by Lender to Borrower in the consent letter dated April 25, 1997, as amended, shall be deemed to constitute a waiver for any redemptions in violation of this Section 4.15 through the date hereof."

     4. SECTION 4.18 of the Revolving Loan Agreement is amended to added a subsection (l), which subsection shall read in its entirety as follows:

     "(l) Audited financial reports within ninety (90) days of the respective fiscal year ends of GL/PHP, LLC, a Delaware limited liability company (the "PHP Venture") and GLN Capital Co., LLC, a Delaware limited liability company (the "GLN Venture"), in which Borrower is a member. Borrower shall notify Lender of any capital distributions made by either the PHP Venture or the GLN Venture within fifteen (15) days after such distribution. In the event Borrower receives actual notice of any claim or suit ("Claim") filed in any court of any jurisdiction

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for an amount in excess of $250,000, Borrower shall notify Lender of receipt of such Claim within 7 business days of Borrower's receipt of such Claim."

     5. The Revolving Loan Agreement amended hereby shall remain in full force and effect as amended hereby. References on and after the date of execution of the Revolving Loan Agreement to the "Agreement" or the "Revolving Loan Agreement" in the Revolving Loan Agreement or in any other Loan Document, shall mean the Revolving Loan Agreement as amended hereby.

     6. This Amendment may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Revolving Loan Agreement to be duly executed by their respective authorized officers as of the day and the year first written above.



                                              "BORROWER"

                                              G&L REALTY PARTNERSHIP, L.P.,
                                              a Delaware limited partnership

                                              BY:  G & L REALTY CORP.,
                                                   a Maryland corporation,
                                                   as General Partner

                                                   By: /s/ Steven D. Lebowitz
                                                      ------------------------
                                                      Steven D. Lebowitz
                                                      President


                                              "LENDER"

                                              TOKAI BANK OF CALIFORNIA,
                                              a California banking corporation

                                              By: /s/ Mary S. LeBlanc
                                                 -----------------------------
                                                 Mary S. LeBlanc
                                                 Regional Vice President
                                                 Corporate Banking Division

                                              By: /s/ Stephen Moyer
                                                 ------------------------------
                                                 Stephen Moyer
                                                 Vice President


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